Exhibit 99.1

News Release Contact: Michael A. Kuglin Chief Financial Officer & Chief Accounting Officer P.O. Box 206, Whippany, NJ 07981-0206 Phone: 973-503-9252

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FOR IMMEDIATE RELEASE

Suburban Propane Partners, L.P. to Hold

Fiscal 2019 First Quarter Results Conference Call

Whippany, New Jersey, January 24, 2019 -- Suburban Propane Partners, L.P. (NYSE:SPH), a nationwide distributor of propane, fuel oil and related products and services, as well as a marketer of natural gas and electricity, announced today that it has scheduled its Fiscal 2019 First Quarter Results Conference Call for Thursday, February 7, 2019 at 9:00 AM Eastern Time.

Analysts, investors and other interested parties are invited to listen to management’s discussion of Fiscal 2019 First Quarter results and business outlook by accessing the call via the internet at www.suburbanpropane.com, or by telephone as follows:

Phone #: (800) 230-1059

Ask for: Suburban Propane Fiscal 2019 First Quarter Results Conference Call.

In addition, a replay of the conference call will be available from 11:00 AM Eastern Time, Thursday, February 7, 2019 until 11:59 PM Eastern Time, Friday, February 8, 2019 and can be accessed by dialing (800) 475-6701, Access Code 462185. The replay will also be available via Suburban’s website until the replay for next quarter’s call is posted.

Suburban Propane Partners, L.P. is a publicly-traded master limited partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928. The Partnership serves the energy needs of approximately 1.0 million residential, commercial, industrial and agricultural customers through approximately 700 locations in 41 states.

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